Exhibit 10.100
AMENDMENT
TO
STOCK PURCHASE AGREEMENT
     This Amendment, dated as of March 22, 2010 (the “Amendment”), to the Stock Purchase Agreement, dated as of December 20, 2002 (the “Purchase Agreement”), between ALION SCIENCE AND TECHNOLOGY CORPORATION (the “Company”) and ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT TRUST (the “Purchaser”), which implements and forms a part of the ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT TRUST PLAN (the “ESOP”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.
     WHEREAS, the Company proposes to issue, in a private placement of the Securities Act of 1933, its Units, consisting of its Senior Secured Notes due 2014 and its warrants (the “Warrants”) to purchase the Company’s Common Stock (the “Offering”); and
     WHEREAS, the Offering will have demonstrable benefits for the participants in the ESOP, and it is in the best interests of both the Company and the Purchaser to make certain amendments to the Purchase Agreement.
     NOW, THEREFORE, in consideration of the premises above and the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties, intending to be bound legally hereby, hereto agree as follows:
     SECTION 1. AMENDMENTS TO PURCHASE AGREEMENT. Except with respect to the amendments regarding the Company’s S corporation status set forth below in Section 1(c) and Section 1(d), which amendments shall be effective immediately prior to the consummation of the closing of the Offering, effective as of the Amendment Effective Date (as defined below):
     (a) The Purchaser acknowledges that if the Warrants were exercised, the Purchaser would no longer be the sole record stockholder of the Company, and anything to the contrary set forth in the second Recital of the Purchase Agreement is hereby renounced.
     (b) Section 5.1 of the Purchase Agreement is hereby amended by striking and deleting from Section 5.1 the sentence which reads, “The Company shall not at any time permit its ability to honor the Put Options to be restricted in any way by the provisions of any loan, financing instrument or other agreement to which the Company is a party or by which the Company is or may be bound.”

     (c) Section 5.4 of the Purchase Agreement is hereby amended by striking all of the text in Section 5.4 and replacing such stricken text with the following:
     “[Reserved].”
     (d) Section 8.1.2 is hereby amended by striking and deleting the reference to “5.4” in the first sentence.
     SECTION 2. ACKNOWLEDGEMENT. The Purchaser acknowledges and agrees that the representations and warranties of the Company set forth in Section 3 of the Purchase Agreement speak at and only as of December 20, 2002, and, notwithstanding Section 8.1.1 of the Purchase Agreement, none of the representations and warranties set forth in Section 3 of the Purchase Agreement create an obligation of the Company to maintain the status quo of such representations and warranties after the closing of the Purchase Agreement.
     SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the other parties hereto to enter into this Amendment:
          (a) the Company represents and warrants to the Purchaser that this Amendment has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company; and
          (b) the Purchaser represents and warrants to the Company that this Amendment has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser.
     SECTION 4. EFFECTIVENESS. This Amendment shall become effective as of August 2, 2004 (the “Amendment Effective Date”).
     SECTION 5. EFFECT OF AMENDMENT. Except set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Company or the Purchaser under the Purchase Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing contained herein shall be deemed to entitle the Company or the Purchaser to a consent to, or a waiver, amendment modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Purchase Agreement specifically referred to herein. After the date hereof, any reference to the Purchase Agreement shall mean the Purchase Agreement, as modified hereby.

     SECTION 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
     SECTION 7. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO DELAWARE PRINCIPLES OF CONFLICT OF LAWS.
     SECTION 8. HEADINGS. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
     SECTION 9. ACTIONS TAKEN AS TRUSTEE. The Trustee has executed and delivered this Amendment, not in its individual or corporate capacity, but solely as Trustee of the Purchaser. The performance of this Amendment by the Trustee and any and all duties, obligations and liabilities of the Trustee hereunder will be effected by the Trustee and only as Trustee. The Trustee does not undertake nor shall have any individual or corporate liability or obligation of any nature whatsoever by virtue of execution and delivery of this Amendment or the representations, covenants or warranties contained herein or in any instrument or certificate delivered pursuant hereto.
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     IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Bahman Atefi
	Name:	Bahman Atefi
	Title:	Chief Executive Officer

ALION SCIENCE AND TECHNOLOGY CORPORATION EMPLOYEE OWNERSHIP, SAVINGS AND INVESTMENT TRUST
By:	STATE STREET BANK & TRUST COMPANY, not in its individual or corporate capacity, but solely as Trustee of the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust

By:	/s/ Monet Ewing
	Name:	Monet Ewing
	Title:	Vice President